 Exhibit 99.3

MINING LEASE

THIS MINING LEASE (“Agreement”), effective as of the 9th day of November, 2007 (“Effective Date”), is by and among KEE NEZ RESOURCES, LLC, a Utah limited liability company having an address at 98 North 400 East, Price, Utah 84501 (“Kee Nez”), MAYAN MINERALS LTD., a British Columbia corporation having an address at Suite 308 — 837 West Hastings Street, Vancouver, B.C., Canada V6C 3N6 (“Mayan”), and ENDEAVOR URANIUM, INC., a Nevada company, having its Head Office at Suite 3000, 999 - 18th Street, Denver, Colorado, U. S .A. 80202 (“Endeavor”).

RECITALS:

A.  Kee Nez represents that it is the owner, subject to the paramount interest of the United States, of 1,425 unpatented lode mining claims in Montrose County, State of Colorado, U.S.A., Grand County, Utah, U.S.A. and San Juan County, Utah, U.S.A. (the “Claims”), which Claims are more particularly described in Exhibit A hereto.

B.  Mayan represents that, subject to the paramount interest of the United States, it is in possession of the Claims.

C.  Kee Nez is the record owner of the Claims and holds such interests in trust for Mayan.

D.  Endeavor desires to obtain, and Kee Nez and Mayan (which together are sometimes hereinafter referred to collectively as the “Lessor”) are willing to grant, a lease of the Claims as provided in this Agreement.

E. Endeavor’s common stock is registered pursuant to Section 12(g) of the United States Securities Exchange Act of 1934 (“Exchange Act”) and any shares in its common stock issued to Mayan hereunder will be subject to the provisions of the United States Securities Act of 1933 (“Securities Act”).

NOW THEREFORE, in consideration of Ten Dollars and other good and valuable consideration paid by Endeavor to Lessor, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants, agreements and promises herein contained, the parties, incorporating the Recitals set forth above, agree as follows:

1.  Lease. Kee Nez hereby leases exclusively to Endeavor the Claims, together with all appurtenances and water rights incident thereto and all improvements and personal property thereon.

2.  Term. Unless sooner surrendered or otherwise terminated, the term of this Agreement shall be for the Initial Period (as defined below) and thereafter, if Endeavor enters into the Development and Mining Period (as defined below), for the term of the Development and Mining Period as provided in Section 4.

3.  Initial Period.

(a)  The “Initial Period” shall be five (5) years from the Effective Date or until Endeavor’s prior election to enter into the Development and Mining Period.

(b)  At any time during the Initial Period Endeavor may elect to enter into the Development and Mining Period, provided that Endeavor has complied with all of the other provisions of this Agreement.

(c)  The election to enter into the Development and Mining Period shall be made by Endeavor giving written notice to Mayan on or before the end of the Initial Period.

4.  Development and Mining Period. The “Development and Mining Period” shall be for an initial term of ten years from the effective date of the notice provided for in Section 3(c). Endeavor may extend the term of the Development and Mining Period and of this Agreement for additional periods of ten (10) years each by giving Mayan notice of such extension not less than thirty (30) days prior to the expiration of the initial term or any extension thereof.

5.  Exclusive Possession. Endeavor shall have the exclusive possession of the Claims during the term of this Agreement.

6. Title. Subject to the provisions of Section 35:

(a)  Lessor warrants that Mayan is in possession of the Claims, that Kee Nez is the record owner of the Claims, that Lessor has the right to enter into this Agreement, that Lessor knows of no other person or entity claiming any interest in the Claims other than the United States, and that the Claims are free from all liens and encumbrances, except liens for property taxes not yet due and payable. Lessor further warrants to Endeavor the quiet enjoyment of the Claims and the right to explore and mine the Claims in accordance with the laws of the States of Colorado and Utah and the United States. Lessor further warrants that it has not committed, nor will Lessor in the future commit, any act or acts that will encumber or cause a lien to be placed against the Claims except subject and subordinate to the terms of this Agreement.

(b)  Lessor warrants that the Claims have been properly located, that the location work has been performed and the location notices recorded and location fees paid, and that for each assessment year the maintenance fees and filing fees have been paid on the Claims as required by law.

(c)  Lessor shall provide Endeavor with recording data with respect to location notices, proof of filing and maintenance fees, deeds, easements, or other documents which bear upon Lessor’s title to the Claims, and shall provide Endeavor with copies of all such documents in Lessor’s possession or control. Lessor shall, upon Endeavor’s request, record any such document in Lessor’s possession which has not been recorded.

(d)  At Endeavor’s request Lessor shall take all action reasonably necessary (including judicial proceedings) to remove any cloud from or cure any defect in its title to the Claims or the ground covered thereby. If Lessor fails or refuses to take action, Endeavor may take action in Lessor’s name and Lessor agrees to cooperate with Endeavor in any action taken. Endeavor may recover from any payments thereafter to become due to Lessor hereunder all costs and expenses (including attorneys’ fees) incurred by Endeavor in any such action. Any improvement or perfection of title to the Claims shall inure to the benefit of Endeavor in the same manner and to the same extent as if such improvement or perfection had been made prior to the execution of this Agreement. If the United States or any third person attacks the validity of any of the Claims (or portion thereof) for any reason except Endeavor’s failure to comply with its obligation to pay annual fees pursuant to this Agreement, Endeavor shall have no obligation to defend the validity of the Claims. If Endeavor elects not to defend the validity of the Claims, it shall release and reconvey its interest therein to Lessor, free and clear of liens and encumbrances arising by, through or under Endeavor.

(e)  All payments payable by Endeavor hereunder are based upon Lessor’s warranted ownership of the entire undivided interest in the minerals included within the boundaries of the Claims. If Lessor is found to own less than 100% of the mineral interest in the Claims, then Lessor’s actual interest shall be its actual percentage interest in the Claims. If Lessor’s interest varies as to separate portions of the Claims, then Lessor’s actual interest shall be determined on a net acreage basis by multiplying the acreage in each distinct claim or parcel comprising the Claims by Lessor’s fractional interest therein and then computing Lessor’s interest on the net acres actually owned by Lessor as a proportion of the total acreage originally warranted to be owned by Lessor. In either of such events, all payments payable to Mayan or Kee Nez hereunder other than production royalty payments shall be reduced accordingly. If Lessor’s title to any of the Claims from which production is made is less than as warranted herein, then the production royalty payable pursuant to Section 9 below shall be reduced to the same proportion as the undivided right and title actually owned by Lessor bears to the entire undivided right and title to the portion of the Claims from which such production is made. Such reductions in payments shall not waive or eliminate any other rights or remedies Endeavor may have in connection with the extent of Lessor’s actual interest in the Claims.

(f)  In the event that Lessor fails to promptly pay, when due, taxes, mortgages or other liens levied against the Claims and payable by Lessor, Endeavor shall have the right (but shall not be obligated) to pay such past due amounts and, if Endeavor does so, Endeavor shall be subrogated to all the rights of the holders thereof and Lessor shall reimburse Endeavor for all such payments and for all reasonable costs, expenses and attorneys’ fees paid or incurred by Endeavor within three months after the same are paid or incurred by Endeavor. Any payments due Lessor under this Agreement may be credited by reimbursements due Endeavor under this Section. The provisions of this Section shall survive termination of this Agreement.

(g)  Each of the parties warrants that it has the right, power and capacity to enter into and perform this Agreement and all transactions contemplated herein and that any corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken.

7.  Share Issuance. As consideration for Lessor’s entering into this Agreement, Endeavor agrees to issue to Mayan or its assignees 4,275,000 common shares in the capital stock of Endeavor (“Shares”) — being 3,000 Shares for each claim covered by this Lease. Certificates for the Shares shall be delivered to Mayan or its assignees within five (5) days following the date of the signing of this Lease by the Lessor, in such denominations and with such registration particulars as Mayan may direct. Kee Nez agrees that such shares shall be issued to Mayan. Lessor agrees that such shares shall be subject to any resale restrictions imposed by United States or Canadian securities laws or regulations or by any stock market on which Shares are listed or quoted.

8.  Rental. Endeavor shall pay to Mayan or its assignees a rental on the dates and in the amounts as follows, and Kee Nez agrees that such payments shall be made to Mayan:

(a)  $375,000 on the execution of this Mining Lease by the Lessor;

(b)  $750,000 on the first anniversary of the Effective Date;

(c)  $1,000,000 on the second anniversary of the Effective Date;

(d) $1,500,000 on the third anniversary of the Effective Date if production from the Claims has not commenced, and a like amount annually thereafter on each anniversary of the Effective Date until production has commenced;

(e)  for each of the payments described in sub-sections (b), (c) and (d), Endeavor shall pay at least 25% of the amount in cash and may satisfy the remaining amount either in cash or by the issuance of Shares to Mayan. The number of Shares to be issued with respect to any amount of a payment shall be calculated on the basis of what would be the Discounted Market Price of Shares on the TSX Venture Exchange (“Exchange”) if the Shares were listed on it, on the last trading day prior to the date that the payment is due. The number of Shares to be issued to Mayan shall be calculated as though Shares are on that date listed on the Exchange for the purpose of determining the Discounted Market Price, using the last price at which Shares have traded on such other market that Shares may be listed or quoted on.

9.  Royalties. Endeavor shall pay to Mayan or its assignees royalties on all ores, concentrates, minerals, or other products removed from the Claims (“ores”) and sold or consumed by Endeavor (hereafter called “royalties” or “production royalties”), as follows:

(a)  In the case of uranium ores:

(i)  Royalties shall be a percentage of the average Spot Price as calculated in accordance with Exhibit B attached hereto;

(ii)  If Endeavor or its successors should process uranium ores so they can be consumed by Endeavor for the generation of electricity without ever selling such ores (such that no sale revenues are generated), then the royalty shall be paid on the uranium produced by such processing and shall be a percentage of the Spot Price as calculated in accordance with Exhibit B attached hereto, such royalty to be accrued at the time of processing and paid in accordance with sub-section 9(f) below;

(iii)  In case Endeavor shall sell uranium in situ before it is mined the sale shall be irrevocably deemed to be a sale of the uranium after it has already been mined. The sale, if it is pursuant to a sales agreement which calls for the whole of the sales price to be paid by a single payment, shall be deemed to have been sold in the calendar quarter in which the sales price is paid, and shall be deemed a sale anticipated by sub-section 9(a)(i) above. If the sale price is receivable by Endeavor in installments then, for each calendar quarter in which an installment is received, a portion of the total amount of uranium sold in situ shall be deemed sold in that quarter which is the same portion of the total sale price which the installment is of the total sale price.

(b)  In the case of all other ores, other than those mentioned in the foregoing subsections 9(a)(i) and (ii), the royalties shall be a percentage (as detailed below) of the Net Smelter Returns (as defined below) - hereafter called “NSR Royalties”.

(c)  If, on any anniversary of the Effective Date after the commencement of production from the Claims, Endeavor has not paid Mayan or its assignees at least $750,000 in production royalties during the year preceding such anniversary, then Endeavor shall within thirty (30) days after such anniversary pay to Mayan the difference between $750,000 and the amount of production royalties actually paid by Endeavor during such preceding year (“Shortage Payment”), so that Mayan and its assignees, if any, shall receive a total of at least $750,000 in payments for such year; Provided that for any calendar year in which the commercial production of ores from the Claims is prevented by a Force Majeure for all or part of such year, Endeavor shall not be obliged to make a Shortage Payment.

(d)  All rental payments made pursuant to Sections 8(c), (d) and (e) above and all Shortage Payments made pursuant to Section 9(c) above shall be deductible cumulatively as a credit against actual production royalties payable to Mayan or its assignees pursuant to Section 9(a) above; Provided however that the crediting of rental payments and Shortage Payments shall be subject always to the provisions of subsection (c) so that Mayan will nevertheless receive the minimum annual amount required by subsection (c).

(e)  For the purposes of Section 9(a)(iii) above, dealing with all ores other than ores of uranium, “Net Smelter Returns” means:

(i) In the case of ores which are sold by Endeavor in the crude state, the amount received by Endeavor from the purchaser of the ores, less the following items to the extent applicable and to the extent borne by Endeavor: sales, severance, net proceeds of mine, ad valorem and other similar taxes (whether federal, state or local), and actual costs, charges and expenses paid or incurred for transportation from the mine to the place or places of sale;

(ii)  In the case of ores which are processed by or for the account of Endeavor and sold as concentrates or other intermediate products, the amount received by Endeavor from the purchaser of the concentrates or other intermediate products, less the following items to the extent applicable and to the extent borne by Endeavor: sales, severance, net proceeds of mine, ad valorem and other similar taxes (whether federal, state or local), smelting and refining charges including penalties, and actual costs, charges and expenses paid or incurred for transportation from the treatment plant producing the concentrates or other intermediate products to the place of sale;

(iii)  In the case of ores which are processed by or for the account of Endeavor to produce concentrates or other intermediate products which are smelted or otherwise further processed by or for the account of Endeavor, the market value of the concentrates or other intermediate products f.o.b. the processing plant producing the concentrates or other intermediate products, less an amount equal to the sales, severance, net proceeds of mine, ad valorem and other similar taxes (whether federal, state or local) which would have been applicable and imposed had the concentrates or other intermediate products been sold; and

(iv)  In all other cases, the amount received by Endeavor from the purchaser of the ores, less the following items to the extent applicable and to the extent borne by Endeavor: sales, severance, net proceeds of mine, ad valorem and other similar taxes (whether federal, state or local), smelting and refining charges including penalties, and actual costs, charges and expenses paid or incurred for transportation of such ores, minerals, or other products to the place or places of treatment.

(f)  All royalty payments with respect to ores which are sold by Endeavor in the crude state or as concentrates or yellowcake shall be made on or before the 15th day following the end of the calendar quarter. All royalty payments with respect to the ores described in sub-section 9(a)(ii) shall be made on or before the end of the calendar quarter following the calendar quarter in which such ores are processed. All royalty payments shall be accompanied by a statement indicating the amount of ores sold and the computation of the royalty being paid.

(g)  In cases where NSR Royalties are payable they shall be:

(i)  if payable with respect to Vanadium (V205) mined from the Claims, 12% of the Net Smelter Returns received from the sale of the Vanadium; and

(ii)  if payable with respect to minerals or materials mined or extracted from the Claims, other than Uranium or Vanadium, 3% of the Net Smelter Returns received from the sale of such minerals or materials.

(h) Within three (3) months after the end of Endeavor’s fiscal year, Endeavor will furnish an unaudited “year end statement” showing the amount of royalties paid Mayan or its assignees during the fiscal year. Each year end statement shall be conclusively presumed true and correct after the expiration of three (3) months from the date it is furnished to Mayan, unless within the three-month period Mayan takes written exception thereto, specifiing with particularity the items excepted to and the ground for each exception. Mayan shall be entitled to an annual independent audit of the matters covered by the statement, at its expense, provided Mayan selects for the audit an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants, and the audit is conducted after reasonable advance notice and during normal business hours.

(i)  If at any time during the term of this Agreement it appears that one or more third parties may have a claim of ownership in the Claims or the minerals lying in, on or under the Claims, Endeavor may deposit any payments which should otherwise be due to Mayan under the terms of this Agreement in escrow, giving notice of the deposit to Mayan, the amount to remain in escrow until the controversy is resolved by decision of a court or arbitrators, or otherwise. If Endeavor is required to make any payments to one or more third parties as a result of any claims, either by way of contract, settlement, compromise, pursuant to final judgment of any court of record, or otherwise, Endeavor may recover from Mayan or from any payments thereafter to become due to Mayan hereunder the amount of any such payment.

(j)  If a royalty, production fee, or other payment based upon production (“Federal Royalty”) is subsequently imposed by the United States on ores of uranium produced from any of the Claims (whether or not such Claims are converted to some other form of property interest), the amount of the Federal Royalty payable with respect to any specific shipment or volume of Contained U308 will be deducted from the Spot Price of such contained U308 and the reduced amount shall be the amount upon which the royalties which shall be payable pursuant to this Lease are calculated.

(k) Endeavor shall have the right to mine amounts of mineral substances reasonably necessary for sampling assaying, metallurgical testing and evaluation of the mineral potential of the Claims without incurring any obligation to make production royalty payments, unless Endeavor sells such mineral substances.

10.  Operations.

(a)  During the term of this Agreement, to the extent permitted by state and federal law, Endeavor shall have free and unrestricted access to, from and across the Claims, and shall have the exclusive and uninterrupted right (i) to enter upon, occupy, explore, develop, and mine the Claims, and to extract, remove, and sell and otherwise dispose of for its own account any and all ores and minerals therein or thereon, (ii) to occupy and use the Claims for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining, strip mining or any other surface or subsurface method, including any method later developed), extracting, milling, processing, treating, concentrating, beneficiating, smelting, refining (by any physical or chemical method or methods, including any method later developed), stockpiling, storing, removing, and marketing therefrom all ores, metals, minerals, mineral products (including intermediate products), and materials of every nature or sort from the Claims and from other properties, (iii) to remove ores, air, water, waste, and materials from the Claims by means of mining operations on or in the Claims or on or in other property, and to remove ores, air, water, waste, and materials from other property by means of mining operations on or in the Claims, (iv) to deposit ores, water, waste, and materials from the Claims or other property on or in the Claims and to use any part of the Claims for tailings and waste dumps, (v) to conduct on or in the Claims general mining, milling, and processing operations relating to the Claims and other property, and to use any part of the Claims for any purpose incidental to such operations, (vi) to remove ores, water, waste, and materials from the Claims to a plant or plants existing, established or maintained upon the Claims or elsewhere, and (vii) to erect, construct, use and maintain in, on, and through the Claims such pipelines, telephone lines, electrical power or transmission lines, roads, railroads, haulageways, tramways, flumes, reservoirs, waterways, shafts, drifts, tunnels, buildings, structures, facilities, machinery, equipment and other improvements as may be necessary, useful or convenient for the conduct of mining, milling, processing, and related operations and for the full enjoyment of all of the rights granted under this Agreement. These rights are also granted and may be utilized conjunctively or independently for the purpose or in the course of carrying on exploration, development, or mining operations on any other properties in which Endeavor may have or acquire any right or interest.

(b)  Endeavor shall have sole and exclusive custody, possession, ownership, and control of all ore, rock, drill core, and other mineral substances extracted or removed from the Claims and may sell or otherwise dispose thereof in accordance with this Agreement.

(c)  All operations by Endeavor shall be conducted in a good and workmanlike manner. Endeavor shall comply with all local, state and federal laws and regulations governing operations to be conducted hereunder.

(d)  All decisions with respect to exploration, development, mining, treating, and selling ores, minerals, or other products from the Claims shall be made by Endeavor in its sole discretion. There are no covenants or agreements regarding these matters other than those expressly set forth in this Agreement.

(e)  All dumps, tailings, or residue remaining after mining, milling, or subsequent processing of ores, minerals, or other products, from the Claims shall be the sole and exclusive property of Endeavor, unless the dumps, tailings, or residue remain upon the Claims after the period of time provided for in Section 17, in which case the dumps, tailings, or residue shall be the property of Mayan. All dumps, tailings, and residue remaining on the Claims shall be reclaimed by Endeavor in the manner provided by federal, state and local laws and regulations and Endeavor shall hold Lessor harmless from all costs, loss, or damage which may arise by reason of Endeavor’s failure to comply with such laws or regulations.

11.  Commingling.

(a)  Endeavor shall have the right to commingle mineral substances from the Claims (hereinafter called “Mining Claim Ore”) with other mineral substances. Before any commingling, Endeavor shall (i) weigh and sample the Mining Claim Ore in accordance with sound mining and metallurgical practice, and (ii) assay such samples to determine moisture and metal content. Endeavor shall keep records showing weights, moisture, percent metal content, and gross metal content of the Mining Claim Ore. From this information Endeavor shall calculate an average grade of Mining Claim Ore sold or treated in the accounting quarter used by Endeavor.

(b)  If concentrates or other intermediate products are produced the average percent recovery for the accounting quarter will be used to determine the amount of metal in the concentrate or other intermediate product derived from the Mining Claim Ore. Endeavor shall sample the concentrate or other intermediate product and shall assay such samples to determine moisture and metal content. Endeavor shall determine the weight of concentrate or other intermediate product derived from the Mining Claim Ore by using the average grade of all concentrate or other intermediate product for the accounting quarter.

(c)  Where commingled ores are sold, Net Returns shall be determined by an equitable allocation between Mining Claim Ore and other ore in accordance with sound metallurgical and accounting practice.

(d)  If any production royalty provided for in Section 9 becomes payable to Mayan prior to the determination of the average grade of ore or of the percent recovery as provided in sub-sections (a) and (b) above, Endeavor shall have the right to delay such payment until the necessary determinations of average grade of ore and percent recovery applicable to the period in which the royalty was earned have been obtained so that the royalty owing can be accurately calculated.

12.  Protection from Liens and Damages. Endeavor shall keep the Claims free of liens for labor performed or materials or merchandise furnished in the operation or development of the Claims under this Agreement, and shall hold Lessor harmless from all costs, loss, or damage which may arise by reason of injury to or death of any persons or livestock or damage to any personal property as the result of any work or operations of Endeavor or its possession or occupancy of the Claims.

13.  Taxes.

(a)  Lessor warrants that all taxes assessed against or in respect of operations on the Claims have been paid.

(b)  After the Effective Date of this Agreement Endeavor shall pay the ad valorem (net proceeds) tax on the Claims.

(c)  Endeavor shall pay all ad valorem taxes levied against machinery used in mining and property and surface improvements upon or appurtenant to the Claims owned by Endeavor or erected or placed on or in the Claims by Endeavor.

(d)  Endeavor shall pay all mining occupation taxes assessed on the gross receipts or gross value of minerals sold or delivered from the Claims.

(e)  Endeavor shall prepare and timely file with the State Tax Commission any and all annual statements required by law, and shall furnish Mayan with a copy of the statements. Lessor shall cooperate with Endeavor in the preparation of the statements and shall furnish Endeavor with all necessary information in Lessor’s possession.
(f)  Endeavor shall pay all taxes levied against Endeavor as an employer of labor.

(g)  All taxes shall be paid when due and before delinquent, but Endeavor shall not be under any obligation to pay any tax so long as the tax is being contested in good faith and by appropriate legal proceedings and the non payment thereof does not adversely affect the rights of any party in or to the Claims.

14.  Insurance. Endeavor shall carry at all times during the term of this Agreement workmen’s compensation and other insurance required by state laws and mining regulations, but nothing herein shall prevent Endeavor from self insuring as to such matters if it qualifies as a self insurer under the appropriate laws and regulations.

15.  Inspection.

(a)  The authorized representative of Mayan may enter on the Claims at any reasonable time for the purpose of inspection, but shall enter at Lessor’s own risk and so as not to hinder unreasonably the operations of Endeavor. Lessor shall indemnify and hold Endeavor harmless from any damage, claim, or demand by reason of injury to or the presence of Mayan, its agents or representatives on the Claims.

(b)  The authorized representative of Mayan may, at any reasonable time, inspect and copy production and assay records, and any other records pertinent and necessary for substantiating the compliance of Endeavor with the provisions of this Agreement.

16.  Termination and Surrender.

(a)  If Endeavor fails to comply with any of the provisions of this Agreement, and if Endeavor does not initiate and diligently pursue steps to correct such default within thirty (30) days after notice has been given to it by Mayan specifying with particularity the nature of the default, then upon the expiration of the 30-day period, all rights of Endeavor under this Agreement, except as provided in Section 17, shall terminate, and all liabilities and obligations of Endeavor of any kind, character, or description (except as provided in Section 18), including any liability for any payments under Sections 8 and 9 then not due or accrued, shall terminate; provided, however, that if the default cannot reasonably be corrected within thirty (30) days then Endeavor shall have a reasonable amount of time in which to correct the default. If Endeavor by notice to Mayan disputes the existence of a default that is based on any obligation other than an obligation to pay money, then this Agreement shall not terminate hereunder until there is a final judgment by a court of competent jurisdiction that a default exists and shall not be terminated thereafter if Endeavor shall satisfy such judgment within thirty (30) days following its entry (or if an appeal of such judgment is taken, following its affirmance by the highest court to which such an appeal is made). If Endeavor by notice to Mayan disputes the existence of a default that is based on an obligation to pay money, then Endeavor shall be obligated to pay to Mayan within thirty (30) days after receipt of said notice the amount of money that Endeavor in its good faith determination considers to be undisputed, and this Agreement shall not terminate hereunder until there is a final judgment by a court of competent jurisdiction that a default exists as to the disputed amount and shall not be terminated thereafter if Endeavor shall satisfy such judgment within thirty (30) days following its entry (or if an appeal of such judgment is taken, following its affirmance by the highest court to which such an appeal is made). Neither the service of any notice nor the performance of any acts by Endeavor intended to meet any alleged default shall be deemed an admission or presumption that Endeavor has failed to perform all of its obligations under this Agreement. Lessor shall not be entitled to terminate this Agreement for any default that by its nature is not retroactively curable if Endeavor has used its best efforts to cure such a default to the extent practical or if Endeavor has paid Mayan damages for such default where damages are an appropriate remedy. Lessor shall have no right to terminate this Agreement except as expressly provided in this Section. Notwithstanding the foregoing provisions of this Section, this Agreement may not be terminated, in whole or in part, by less than all the individuals and/or entities included within the term “Lessor.”

(b)  Endeavor shall have the right at any time to terminate this Agreement with respect to all or any part of the Claims by giving Mayan written notice of such termination. Partial termination shall not cause a reduction in the rental or royalty payments required herein. Upon such termination, all rights of Endeavor under this Agreement, except as provided in Section 17, shall terminate with respect to the Claims affected, and all liabilities and obligations of Endeavor of any kind, character, or description (except as provided in Section 18), including any liability for payments under Sections 8 and 9 then not due or accrued, shall terminate as to the Claims affected. Following termination of this Agreement, as to all or a part of the Claims, Endeavor shall promptly deliver to Mayan a fully executed release of this Agreement, in recordable form, as to the relevant part of the Claims, if so requested by Mayan.

17.  Removal of Property. For a period of six (6) months after the termination of this Agreement, Endeavor shall have the right (but not the obligation) to remove from the Claims (i) all machinery, equipment, tools, supplies, facilities, fixtures, improvements, and other personal property owned by Endeavor or erected or placed on or in the Claims by Endeavor, and (ii) all broken ore, dumps, residue, and tailings. Endeavor may keep one or more watchmen on the Claims during the six-month period. Endeavor shall remain liable for any royalties due with respect to the removal of ore from the Claims during the six-month period.

18. Data.

(a) Upon the execution of this Agreement, Mayan shall deliver to Endeavor all geological, geophysical, and engineering data and maps, logs of drill holes, cores, results of assaying and sampling, and similar data concerning the Claims in Lessor’s possession or control. Similarly, Lessor shall, as soon as possible, provide or make available to Endeavor any such information and samples that Lessor may acquire subsequent to the execution of this Agreement, whether obtained personally or from third parties. Upon the surrender or other termination of this Agreement, Endeavor shall, within sixty (60) days after such termination, return to Mayan all data theretofore delivered by Mayan to Endeavor and which are then in Endeavor’s possession or control.

(b)  Upon the surrender or other termination of this Agreement, Endeavor shall, within sixty (60) days after such termination, deliver to Mayan copies of all factual geological and geophysical data and maps, logs of drill holes, cores, and results of assaying and sampling pertaining to the Claims which Endeavor has obtained as a result of its exploration work under this Agreement and which are then in Endeavor’s custody or control (“Data”). Endeavor makes no representation or warranty as to the accuracy or completeness of the Data, and shall not be liable on account of any use or disclosure of the Data by Lessor or its successors. Lessor hereby agrees to indemnify and hold harmless Endeavor from any use of the Data by Lessor or by anyone to whom Lessor may disclose or transfer the data. The provisions of this Section shall survive termination of this Agreement.

19.  Payments. All payments due to Lessor under this Agreement shall be payable to the order of Mayan or its assignees and made by letter addressed to C.R. Jonsson Personal Law Corporation in trust c/o Tupper Jonsson & Yeadon, 1710 — 1177 West Hastings Street, Vancouver, B.C. Canada, V6E 2L3, or any successor entity (hereinafter called the “Bank”), and mailed before the due date of the payment transmitting Endeavor’s cheque with instructions to the Bank to deposit the same to Mayan’s credit. Upon making the payment to the Bank, Endeavor shall be deemed to have made the payment to Lessor, its successors and assigns, and thereupon Endeavor shall be discharged to the extent thereof as if the payment had been made to Lessor or to any person, firm, or corporation entitled thereto, and Endeavor shall not be liable for the ultimate distribution or receipt of payment. Mayan shall instruct the Bank as to the disbursement of payments and shall bear all charges of the Bank relating to the receipt and disbursement of payments. If two or more persons should ever be entitled to payments under this Agreement, Endeavor may make payments jointly to those persons, or to their credit, at the Bank, or, at Endeavor’s option, may make the payments of the amounts to which each person is entitled to that person, or to his credit, at the Bank. If the Bank should fail, liquidate, or be succeeded by another bank, or if for any reason it should fail or refuse to accept any payment, Endeavor shall not be in default with respect to the payment until thirty (30) days after Mayan has delivered to Endeavor an instrument signed by Lessor naming another bank to receive and disburse payments made hereunder.

20.  Easements. If requested by Endeavor during the term of this Agreement, Mayan shall grant to Endeavor, without cost to Endeavor, easements upon, over, or through other property owned by Mayan, for the construction, maintenance, use, and removal of pipelines, telephone lines, electrical power or transmission lines, roads, railroads, tramways, flumes, shafts, drifts, tunnels, wells, and other facilities necessary or convenient for Endeavor’s operations on the Claims.

21.  Amendments, Relocations, and Patents. During the term of this Agreement Endeavor shall have the right (but not the obligation) to amend or relocate, in the name of Mayan or Kee Nez, any or all of the Claims and to locate any fractions or gaps existing or resulting from the amendment or relocation. If Endeavor undertakes any such amendment or relocation, Endeavor shall use its best efforts to complete the same in compliance with applicable statutes and regulations but shall not be liable to Lessor for any act (or failure to act) by it or any of its agents in connection with the amendment or relocation unless such act (or omission) arises from gross negligence or is made in bad faith. If the existing governmental moratorium on patenting of unpatented mining claims is discontinued, Kee Nez agrees to apply for a patent for any or all of the Claims upon the request of Endeavor. If Lessor begins patent proceedings and Endeavor thereafter requests Lessor to discontinue such proceedings or if this Agreement is terminated while patent proceedings are pending, Endeavor shall have no further obligation with respect thereto except to pay any unpaid expenses accrued in such proceedings prior to its request to discontinue, or prior to termination, whichever comes first. All expenses authorized by Endeavor in connection with amending or relocating Claims or prosecuting patent proceedings shall be borne by Endeavor, except to the extent any such amendments or relocations are necessary to avoid or cure a breach of any warranty or representation made by Mayan or Kee Nez herein, in which case such expenses shall be borne by Mayan and Kee Nez. The rights of Endeavor under this Agreement shall extend and apply to all amended locations, relocations, new locations, and patented mining claims involving land within the perimeter of the Claims.

22.  Change in Federal Mining Law. If the United States shall hereafter establish a leasing system or other system of tenure for lands or minerals now subject to location under the mining laws, and if the new system gives Lessor an election to acquire rights under the new system in exchange for or in modification of its existing rights, Endeavor shall have the right (but not the obligation) to make the elections in the name of Lessor with respect to any or all of the Claims. Thereafter, during the term of this Agreement, Endeavor shall pay all royalties, rentals, bonuses, fees, and other amounts required by the new system. The rights of Endeavor under this Agreement shall apply and extend to the lease or other rights granted by or under the new system.

23.  Assessment Work and Maintenance Fees.

(a)  Lessor warrants that the Claims have been properly located, that the maintenance fees required to hold the Claims have been paid for the assessment year ending August 31, 2008, and that the documents necessary under Colorado and Utah law to create the Claims and hold them in good standing have been timely and properly prepared and recorded in the Counties in which they are located. Commencing with the annual assessment work year beginning September 1, 2008 and subject to Endeavor’s right under Section 16(b) to terminate this Agreement as to all or a portion of the Claims, Endeavor shall timely perform any required annual assessment work and timely make all payments required to maintain the Claims (provided the same are still subject to this Agreement), and shall timely file with the Bureau of Land Management and record with Montrose County for each assessment year affidavits of labor, notices of intent to hold, and any other documents necessary to maintain the Claims pursuant to state and federal law; provided, however, that Endeavor shall not be required to undertake or compete such work or make such payments for the assessment year during which this Agreement is terminated (or for any subsequent assessment year) if termination occurs prior to June 1 of said assessment year. If any court or governmental agency decides that the work performed by Endeavor does not constitute the kind of work required by federal and state law, Endeavor shall nevertheless be deemed to have complied with the terms of this Agreement if the work done by Endeavor is of the kind generally accepted in the mining industry as assessment work under existing law.

(b)  Endeavor shall be relieved of its obligation to perform assessment work for any period in which the assessment work requirement is suspended, and Endeavor shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws extending the time within which to perform assessment work.

24.  Endeavor’s Covenants, Representations and Warranties.

(a) Endeavor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Endeavor is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. Endeavor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Lease, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of Endeavor, or (iii) a material adverse effect on Endeavor’s ability to perform in any material respect on a timely basis its obligations under this Lease, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)Endeavor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Lease and otherwise to carry out its obligations hereunder. The execution and delivery of this Lease by Endeavor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Endeavor and no further consent or action is required by Endeavor. This Lease when duly executed by Endeavor and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Endeavor enforceable against Endeavor in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Endeavor is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c) The execution, delivery and performance of this Lease by Endeavor, the issuance of Shares to Mayan, the payment of monies hereunder and the consummation by Endeavor of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Endeavor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Endeavor, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing on Endeavor’s debt or otherwise) or other understanding to which Endeavor is a party or by which any property or asset of Endeavor is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Endeavor is subject (including any securities laws and regulations), or by which any property or asset of Endeavor is bound or affected, or (iv) conflict with or violate the terms of any agreement by which Endeavor is bound or to which any property or asset of Endeavor is bound or affected.

(d) The Shares are duly authorized and, when issued to Mayan in accordance with this Lease, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens.

(e) Endeavor has filed all reports required to be filed by it under the Securities Act and the Exchange Act (collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Endeavor included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Endeavor and its consolidated subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(f) Endeavor has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of its common stock under the Exchange Act nor has Endeavor received any notification that the United States Securities and Exchange Commission is contemplating terminating such registration. Endeavor has not, in the 12 months preceding the date hereof, received notice from any principal market on which its common stock is or has been listed or quoted to the effect that Endeavor is not in compliance with the listing or maintenance requirements of such principal market.

(g) Neither Endeavor, nor to the knowledge of Endeavor, any agent or other person acting on behalf of Endeavor, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Endeavor (or made by any person acting on its behalf of which Endeavor is aware) which is in violation of law, or (iv) violated in any material respect any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.

25. Mayan’s Covenants, Representations and Warranties. Mayan hereby represents and warrants to and agrees with Endeavor as follows:

(a) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Lease and otherwise to carry out its obligations thereunder. The execution, delivery and performance by it of the transactions contemplated by this Lease have been duly authorized by all necessary corporate or similar action on their respective parts to be performed. This Lease has been duly executed by each, and when delivered by each in accordance with the terms hereof, will constitute their respective valid and legally binding obligations, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Mayan understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any securities law and is acquiring the Shares as principal for its account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares. Mayan is acquiring Shares hereunder in the ordinary course of its business.

(c) Mayan is, and at any time it receives Shares will be either: (i) an institutional “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) not a “U.S. Person” as defined in Regulation S. If Mayan fails to meet the foregoing criteria, it will promptly give Endeavor written notice of same and acknowledges that if an exception from the registration requirements of the Securities Act is not then available, Endeavor will not be obligated to deliver any Shares otherwise then deliverable pursuant to this Agreement. Mayan is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Mayan together with its respective representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Mayan is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Mayan is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Neither Mayan, nor any person or entity acting at the direction of Mayan, holds an open short position in Endeavor’s common stock.

26. Notices. All notices and other communications among the parties shall be in writing and shall be sufficiently given if delivered in person or sent by certified or registered mail, return receipt requested, addressed as hereinafter set forth or by facsimile. Any notice or other communication:

(a)  Mailed shall be deemed to have been received on the seventh day following its mailing;

(b)  Facsimiled shall be deemed to have been received on the day following the date of transmission; and

(c)  Delivered shall be deemed to have been received on the date of delivery.

Until a change of address is communicated as indicated above, all notices to Endeavor shall be addressed:

Endeavor Uranium, Inc.
Suite 3000, 999-18th  Street
Denver, Colorado, U.S.A. 80202
Attention: Marvin Mitchell
Facsimile: (303) 446-9111

and all notices to Mayan shall be addressed:

Mayan Minerals Ltd.
Suite 308 - 837 West Hastings Street
Vancouver, B.C, Canada V6C 3N6
Attention: R.T. Heard
Facsimile: (604) 605-0009

with a copy to:

Carl R. Jonsson
Tupper Jonsson & Yeadon
Barristers & Solicitors
1710 - 1177 West Hastings Street
Vancouver, B.C. Canada V6E 2L3
Facsimile: (604) 681-0139

and all notices to Kee Nez shall be addressed:

Kee Nez Resources, LLC
98 North 400 East
Price, UT 84501
Attention: Keith H. Chiara
Facsimile: (435) 636-0138

27.  Short Form of Agreement. The parties shall execute and deliver a Short Form of Mining Lease. Endeavor may file and record the Short Form of Mining Lease or this Agreement, or both, as it may elect. The execution, filing and recording of the Short Form of Mining Lease shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interests or obligations of the parties.

28.  Force Majeure.

(a)  If Endeavor is prevented by Force Majeure (as defined below) from timely performance of any of its obligations hereunder other than making required monetary payments as required herein, the failure of performance shall be excused and the period for performance shall be extended for an additional period equal to the duration of the Force Majeure. Upon the occurrence and upon the termination of any Force Majeure, Endeavor shall promptly notify Mayan. Endeavor shall use reasonable diligence to remedy an event of Force Majeure, but shall not be required to contest the validity of any law or regulation or any action or inaction of civil or military authority.

(b) “Force Majeure” means any cause beyond Endeavor’s reasonable control, including law or regulation; action or inaction of civil or military authority; inability to obtain any license, permit, or other authorization that may be required to conduct operations on or in connection with the Claims; breakdowns in processing facilities and equipment; interference with mining operations by a lessee of oil or gas under the Claims; curtailment or suspension of activities to remedy or avoid an actual or alleged present or future violation of federal, state or local environmental standard; unusually severe weather; mining casualty; unavoidable mill shutdown; damage to or destruction of mine, plant or facility; fire; explosion; flood; insurrection; riot; labor disputes; inability after diligent effort to obtain workmen or material; delay in transportation; acts of God; or any other cause whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments and the inability to market or sell ores, minerals and other products.

29.  Confidentiality. Lessor shall not, without the express written consent of Endeavor, disclose any information concerning the terms of this Agreement or operations conducted under this Agreement (except information that is generally available to the public and information that must be disclosed by law), nor issue any press releases concerning such information. However, if Lessor contemplates transferring its interest to a third party, it shall have the right to disclose such information to that party if it first obtains an agreement in writing from such third party, reasonably satisfactory to Endeavor after review in advance, providing that the third party shall hold confidential the information furnished to it.

30.  Assignment.

(a)  Endeavor may freely assign all or any part of its interest in the Claims and in this Agreement, but such assignment shall not be binding on Lessor until Endeavor has provided to Mayan written notice of the assignment and a written acknowledgment from the assignee, addressed to the Lessor, that the assignee will be bound by the terms of this Agreement as though it was the original signatory hereto in the place of Endeavor;

(b)  Lessor may freely assign its rights in the Claims and in this Agreement in whole or in part to any persons or entities, but no change or division in the ownership of the Claims or the royalties or other payments provided for herein, however accomplished, shall enlarge the obligations or diminish the rights of Endeavor. No such change or division in ownership shall be binding on Endeavor until thirty (30) days after Lessor has given Endeavor notice thereof, which notice shall contain a copy of the recorded instrument evidencing the change or division.

31.  Governing Law and Venue. This Agreement, any amendment, addendum or supplement hereto, and all other documents relating hereto shall be governed by and construed in accordance with the internal laws of the State of Nevada, and the laws of the United States applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the State of Nevada.

32.  Costs. All costs and expenses reasonably incurred by Mayan relating to the preparation and execution of this Agreement (including any fees and disbursements of counsel retained by Mayan to prepare this Agreement) shall be borne by Endeavor and paid by Endeavor to Mayan forthwith upon receiving an invoice from Mayan, provided that such costs and expenses shall not exceed in the aggregate $5,000.

33.  Entire Agreement and Interpretation. Except as otherwise stated herein, this Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties relating to the subject matter hereof and there are no representations, warranties, covenants, understandings or other agreements relating to the subject matter hereof except as stated or referred to herein. This Agreement may be amended or modified in any respect by written instrument only, signed by all parties. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof. All parties have carefully reviewed this Agreement and it shall be construed as though all parties drafted it.

34.  Rule Against Perpetuities. The parties do not intend nor desire for this Agreement to violate the common law Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land. If any provision of this Agreement does or would violate the Rule Against Perpetuities or any analogous statutory provision or any other statutory or common law rule imposing time limits on the vesting or termination of estates in land, then this Agreement shall not be deemed void or voidable, but shall be interpreted in such a way as to maintain and carry out the parties’ objectives to the fullest extent possible by law.

35.  Overstaking and Title Dispute Concerns.

(a)  The Parties acknowledge that the area in which the Lessor has staked the Claims has become an area of intense interest and aggressive claim-staking. As a result it is known that there are others who are staking claims over ground which is already covered by validly staked mineral claims, and who are, in some cases, falsely alleging that their claim-staking has occurred as of dates preceding the dates of the staking of the valid claims. The Parties acknowledge that the Claims could become the subject of such activity and that the Parties may face allegations that the Claims were not staked on ground which was open for the staking of mineral claims and that other claims which have been staked over such ground may be alleged to have been staked prior to the date of the staking of the Claims.

(b)  If there shall be any allegations that the Claims, or any of them, are not valid for the reasons described in subsection (a) above, or for comparable or similar reasons (herein collectively called “Defect Allegations”) the following provisions shall apply:

(i)  The Party first becoming aware of the Defect Allegations shall forthwith give notice of the Defect Allegations to the other Parties;

(ii)  The responsibility for opposing the Defect Allegations shall be initially the sole responsibility of Endeavor and it shall be entitled to take such steps and initiate such actions as it shall, in its sole discretion, deem appropriate;

(iii)  Action taken by Endeavor to dispute the Defect Allegation shall be at the cost of Endeavor subject to the obligation of the Lessor to pay 50% of such costs and to reimburse Endeavor periodically promptly after Endeavor requests such reimbursement supported by statements and vouchers verifying such costs and their amounts;

(iv)  The Lessor and its directors, officers and employees shall, as may be requested by Endeavor from time to time, provide all such reasonable information as may be requested of them by Endeavor and its legal advisors — at the cost of the Lessor, such cost to be offset against its obligation to pay 50% of the costs incurred by Endeavor;

(v)  If, as a result of the actions taken by the Parties, there shall be any award of damages or costs against the Parties or any of them in favour of other parties to the dispute, each of Endeavor and the Lessor will be responsible for 50% thereof and if one shall pay more than its share the other shall be liable to reimburse it for the portion which is their responsibility;

(vi)  In the event that Endeavor decides not to take action to dispute the Defect Allegations, or protect the interests of the Parties in the Claims, it shall give notice to that effect to the Lessor and in such event if the Lessor shall elect to take steps or actions to oppose the Defect Allegations Endeavor shall thereafter at its cost and promptly following requests that may be made in that regard by the Lessor, or its legal advisors, provide such information or documentation as shall be the subject of such requests;

(vii)  Endeavor may discontinue the defence of Defect Allegations in relation to specific Claims if it shall, in its discretion, conclude that the specific Claims are not of sufficient value to warrant opposing the Defect Allegations or if it shall conclude the merits of the Defect Allegations are so strong that it is unlikely to be able to successfully defend against them;

(viii)  If Endeavor shall decide to terminate the defence of Defect Allegations it shall use its best efforts to have such Defect Allegations with respect to the specific Claims withdrawn, terminated or settled on terms which shall not subject Endeavor or Mayan to any further potential liability with respect to such Claims. In achieving such settlement it shall have the authority to release any interests that Mayan might have in such specific Claims.

(c)  To the extent that any of the provisions of sub-section (b) above may appear to be in conflict with any of the other provisions of this document, the provisions of subsection (b) hereof will apply and prevail over such other provisions.

(d)  If there shall be any Defect Allegations, the Lessor shall be relieved from any liability pursuant to any of the other provisions of this document so far as, and to the extent of, any defects in the titles to the Claims arising out of the Defect Allegations or the facts underlying them.

(e) If, as a result of the actions taken by the Parties as anticipated in this Clause, there shall be any payment of costs or damages awarded in their favour against the other parties to the Defect Allegations, such payment shall be split between the Parties in proportion to their contribution to the costs of the actions taken by or on behalf of the Parties opposing the Defect Allegations.

(f)  If the Parties terminate the defence of Defect Allegations with the result that certain Claims have to be considered no longer covered by this Lease, Mayan will return and transfer to Endeavor 3,000 Shares for each such Claim.

36.  Miscellaneous.

(a)  All monetary references herein are to United States Dollars.

(b)  Lessor shall execute all documents and otherwise cooperate with Endeavor as needed in connection with the conduct of operations on the Claims, including the acquisition of governmental permits, water rights, and other rights and privileges related to operations on the Claims. In that regard, Lessor agrees not to protest, challenge or otherwise oppose any water right or operational permit filings that Endeavor may make to facilitate operations or proposed operations on or in connection with the Claims.

(c)  Except as between Kee Nez and Mayan, nothing contained herein shall be deemed to constitute any party the partner, agent or legal representative of another party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever. Except as expressly provided in this Agreement, each party shall have the free, unrestricted and independent right to engage in and receive the full benefits of any and all business Endeavors of any sort whatsoever outside the Claims or outside the scope of this Agreement, whether or not competitive with the Endeavors contemplated herein, without consulting the others or inviting or allowing the others therein.

(d)  Subject to the provisions of Section 30 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

(e)  This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document.

(f)  Disputes or differences among the parties shall not interrupt performance of this Agreement or the continuation of operations hereunder. In the event of any dispute or difference, operations may be continued and payments may be made hereunder in the same manner as prior to such dispute or difference. In case of any suit, adverse claim, dispute or question concerning the Claims or this Agreement, Endeavor may, in its sole discretion, deposit any payment owed by Endeavor (or portion thereof if less than the whole payment is subject to dispute) into a court-supervised escrow account and Endeavor shall not be held in default in payment thereof until such suit, claim, dispute or question has been finally disposed of.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the dates set forth in the acknowledgements below, but effective as of the Effective Date.

KEE NEZ RESOURCES, LLC,
a Utah limited liability company

By	/s/ R. Terry Heard
R. Terry Heard, Manager

MAYAN MINERALS LTD.,
a British Columbia corporation

By	/s/ R. Terry Heard
R. Terry Heard, President

ENDEAVOR URANIUM, INC.

By	/s/ Marvin Mitchell
Marvin Mitchell, President

PROVINCE OF BRITISH COLUMBIA	)
)ss.
COUNTY OF VANCOUVER	)

On this ____day of November in the year 2007, before me, a Notary Public in and for said Province, personally appeared R. Terry Heard, who is the Manager of KEE NEZ RESOURCES, LLC., a Utah limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

Notary Public in and for the Province
of British Columbia. My
appointment does not
expire and is of unlimited duration

PROVINCE OF BRITISH COLUMBIA	)
)ss.
COUNTY OF VANCOUVER	)

On this 16th day of November in the year 2007, before me, a Notary Public in and for said Province, personally appeared Marvin Mitchell, who is the President of Endeavor Uranium Inc., a limited liability company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

/s/ Carl R. Jonsson
Carl R. Jonsson, Notary Public	Notary Public in and for the Province
1710-1177 West Hastings Street	of the British Columbia. My
Vancouver, B.C., Canada V6E 2L3	appointment does not expire and is
of unlimited duration.

PROVINCE OF BRITISH COLUMBIA	)
)ss.
COUNTY OF VANCOUVER	)

On this ______ day of November in the year 2007, before me, a Notary Public in and for said Province, personally appeared R. Terry Heard, who is the President of MAYAN MINERALS LTD., a British Columbia corporation, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.

Notary Public in and for the Province
of British Columbia. My
appointment does not
expire and is of unlimited duration

EXHIBIT A

Montrose County, Colorado, U.S.A.	Book	Page	CMC No.

Group 1
Claims MM 1 - 116

Group 2
Claims LGV 1 - 180

Group 4
Claims MS 1 - 115

Group 10
OM 1 - 238

Grand County, Utah, U.S.A.

Group 21
Claims TK 1 - 84

Group 22
Claims IF 1 - 204

Group 23
Claims MC 1 - 60

San Juan County, Utah, U.S.A.

Group 24
Claim TP 1 - 96

Group 25
Claims TB 1 - 92

Group 26
Claims RD 1 - 240

EXHIBIT B

Uranium Royalty

The royalty on contained U308 payable pursuant to Section 9(a)(i) shall be determined on a sliding scale calculated as follows:

Spot Price of Contained U308 (per lb.) — U.S.$	Royalty %

0-70	2%
70.01—80	3%
80.01—90	4%
90.01—100	5%
100.01—110	6%
110.01—120	7%
120.01—130	8%
130.01—140	9%
140.01—150	10%
150.01—160	11%
160.01 & above	12%

For the purposes of the calculation of the uranium royalty payable under sub-sections 9(a)(i) and (ii) and for purposes of this Exhibit, “Spot Price” means the average daily spot price in United States Dollars, as determined by UX Consulting Company LLC, or a comparable index selected by Mayan and approved by Endeavor, which approval shall not be unreasonably withheld. The average daily spot price shall be calculated using the average price over the number of business days in any particular calendar quarter and shall be payable every calendar quarter.

“Contained U308” means the amount of U308 contained in any volume of material as determined by the assaying of such material. Typically any mill or processing plant receiving a shipment containing U308 will, forthwith after receipt, assay the material received to determine the weight of the U308 contained in such shipment. In the case of a sale of uranium before it is mined or otherwise extracted from the Claims, as anticipated by Clause 9(a)(iii), the “contained U308” shall be deemed to be the amount, pre-calculated amount, or subsequently calculated amount, which is the basis for such in-ground sale and the payments made pursuant to such in-ground sale.